Exhibit 99.2

Media Contact:	Investor Contact:
Rolf Gatlin	Jake Lee
Office: 214-665-1315	Office: 214-757-5814
Email: rgatlin@attnews.us	Email: jacob.a.lee@att.com
AT&T Inc. Increases Maximum Tender Amount and
Announces Early Results and Satisfaction of
Minimum Condition of Exchange Offer
Dallas, Tex. — August 18, 2010 — AT&T Inc. (NYSE: T) today announced early results of its private offer to exchange (i) any and all of the outstanding 8.750% Senior Notes of New Cingular Wireless Services, Inc. due 2031 (the “8.750% Notes”) and (ii) subject to proration, the outstanding 8.00% Senior Notes of AT&T Corp. due 2031 (the “8.00% Notes” and, together with the 8.750% Notes, the “Existing Notes”) held by Eligible Holders (as defined below) for a new series of 5.35% senior notes of AT&T to be due 2040 (the “New Notes”) and cash (the “Exchange Offer”). AT&T also announced today that it has amended its private offer to increase the maximum aggregate principal amount of Existing Notes that AT&T will accept for tender from $2,500,000,000 to an amount of Existing Notes (the “Maximum Tender Amount”) such that the aggregate principal amount of New Notes to be issued will not exceed $3,500,000,000.
     The approximate principal amounts of each series of Existing Notes that have been validly tendered for exchange, as of 5:00 p.m., New York City time, on August 17, 2010 (the “Early Participation Date”), based on information provided by the exchange agent to AT&T, are presented in the tables below. These tendered Existing Notes may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by AT&T). The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of the Early Participation Date, as reflected in the tables below, exceeded the minimum condition that AT&T receive valid tenders, not validly withdrawn, of at least $500,000,000 in aggregate principal amount of Existing Notes.
     In accordance with the terms of the Exchange Offer, AT&T will accept any and all of the debt securities listed in the following table (the “First Priority Existing Notes”).

First Priority Existing Notes Tendered

			Approximate Aggregate Principal
Title of Series / CUSIP	Maturity	Aggregate Principal	Amount Tendered as of August 17,
Number	Date	Amount Outstanding	2010
8.750% Notes due 2031 /	03/01/2031	$2,500,000,000	$1,355,176,000
00209AAF3 00209AAC0 U0027MAC1
     In no event will exchanges of validly tendered 8.750% Notes be subject to proration due to the size of the Maximum Tender Amount.
     In accordance with the terms of the Exchange Offer, AT&T will accept up to an aggregate principal amount of the debt securities listed in the following table (the “Second Priority Existing Notes”) equal to (i) the Maximum Tender Amount less (ii) the aggregate principal amount of First Priority Existing Notes tendered in the Exchange Offer.
Second Priority Existing Notes Tendered

			Approximate Aggregate Principal
Title of Series / CUSIP	Maturity	Aggregate Principal	Amount Tendered as of August 17,
Number	Date	Amount Outstanding	2010
8.00% Notes due 2031 /	11/15/2031	$2,532,611,000	$1,589,904,000
001957BD0 U03017BC0
     The Exchange Offer will expire at 11:59 p.m., New York City time, on August 31, 2010, unless extended or terminated. In accordance with the terms of the Exchange Offer, the withdrawal deadline relating to the Exchange Offer occurred at 5:00 p.m., New York City time, on August 17, 2010. As a result, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by AT&T).
     The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated August 4, 2010 and the related letter of transmittal. Unless indicated otherwise, defined terms herein shall have the same meaning as those in the offering memorandum. The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

     The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
     This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
     Documents relating to the Exchange Offer will only be distributed to holders of Existing Notes who complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of Existing Notes who desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the information agent for the Exchange Offer, at (866) 387-1500 (toll-free) or (212) 430-3774 (collect).
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